                                                                      Exhibit 11

                              Intermet Corporation

                    Computation of Earnings Per Common Share



                                              1993                 1992                1991
                                          ----------------------------------------------------
 Net income (loss)                        $(20,504,000)        $(29,936,000)       $ 8,803,000
                                          ====================================================
 Weighted average number of shares
   outstanding                              24,563,849           22,614,822         20,919,255
 Add dilutive effect of outstanding
   warrants and options                              -              168,073             32,209
                                          ----------------------------------------------------
 Weighted average number of shares and
   equivalent shares
   outstanding                              24,563,849           22,782,895         20,951,464
                                          ====================================================
 Earnings (loss) per share                $       (.83)        $      (1.31)       $       .42
                                          ====================================================